Exhibit 99.1

1400 Toastmaster Drive, Elgin, Illinois 60120 • (847) 741-3300

The Middleby Corporation to Acquire Follett Corporation

Elgin, Ill. (May 18, 2016)—The Middleby Corporation (NASDAQ: MIDD) today announced the acquisition of Follett Corporation, a leading manufacturer of ice machines, ice and water dispensing equipment, ice storage and transport products and medical grade refrigeration products for the foodservice and healthcare industries. The company, which is headquartered in Easton, Penn., has approximately $140 million in annual revenues.

“Follett is a highly respected, industry leading brand in foodservice and healthcare markets with a long-standing reputation for innovation. Follett offers unique product solutions to help customers improve safety, sanitation, labor productivity and water and electric usage,” said Selim A. Bassoul, Chairman and CEO of The Middleby Corporation. “Follett is a strategic fit with our growing beverage platform, complementing existing Middleby brands in a number of domestic and international market niches, and providing for opportunities to offer combined beverage and ice solutions. We are excited about Follett’s past record of growth and its strong position for future growth, which will be further enhanced within the broader Middleby group.”

ABOUT FOLLETT

Since 1948, Follett Corporation has led the industry in designing and manufacturing high quality, innovative ice storage bins, ice storage and transport systems, ice machines, ice and water dispensers, ice and beverage dispensers, and medical-grade refrigerators and freezers for the foodservice and healthcare industries. Most recently, Follett announced the launch of its new award-winning Horizon Elite™ ice machines. Horizon Elite series Chewblet® ice machines have a revolutionary new water management design that offers foodservice operators a low cost of ownership and superior performance even in the most challenging water conditions. National Restaurant Association (NRA) awarded Horizon Elite a 2016 Kitchen Innovations (KI) Award and the Foodservice Consultants International Society (FCSI) named Horizon Elite its runner-up as 2016 FCSI Product of the Year. Over the past few years, Follett has launched innovative new ice and water dispensers and medical grade refrigeration products that have strengthened its market leading positions in various market niches. Follett has manufacturing operations in Easton, PA, Bethlehem, PA and Gdansk, Poland. More information is available at www.follettice.com.

ABOUT THE MIDDLEBY CORPORATION

The Middleby Corporation is a global leader in the foodservice equipment industry. The company develops, manufactures, markets and services a broad line of equipment used in the commercial foodservice, food processing, and residential kitchen equipment industries. The company’s leading equipment brands serving the commercial foodservice industry include Anets®, Beech®, Blodgett®, Blodgett Combi®, Blodgett Range®, Bloomfield®, Britannia®, Carter-Hoffmann®, Celfrost®, Concordia®, CookTek®, CTX®, Desmon®, Doyon®, Eswood®, Follett®, FriFri®, Giga®, Goldstein®, Holman®, Houno®, IMC®, Induc®, Jade®, Lang®, Lincat®, MagiKitch’n®, Market Forge®, Marsal®, Middleby Marshall®, MPC©, Nieco®, Nu-Vu®, PerfectFry®, Pitco Frialator®, Southbend®, Star®, Toastmaster®, TurboChef®, Wells® and Wunder-Bar®. The company’s leading equipment brands serving the food processing industry include Alkar®, Armor Inox®, Auto-Bake®, Baker Thermal Solutions®, Cozzini®, Danfotech®, Drake®, Maurer-Atmos®, MP Equipment®, RapidPak®, Spooner Vicars®, Stewart Systems® and Thurne®. The company’s leading equipment brands serving the residential kitchen industry include AGA®, AGA Cookshop®, Brigade®, Divertimenti®, Falcon®, Fired Earth®, Grange®, Heartland®, La Cornue®, Leisure Sinks®, Lynx®, Marvel®, Mercury®, Rangemaster®, Rayburn®, Redfyre®, Sedona®, Stanley®, Turbochef®, U-Line® and Viking®.

The Middleby Corporation was named a Fortune Magazine’s Fastest Growing Company in 2014 and 2015. For more information about The Middleby Corporation and the company brands, please visit www.middleby.com.

Contact:  Darcy Bretz (847) 429-7756